Exhibit 99.2
TRANSCRIPT
Hello, I’m Joe Gingo, CEO of A. Schulman.
     On March 1, 2010, A. Schulman announced the acquisition of McCann Color, a producer of high-quality color concentrates, based in North Canton, Ohio.
     We’re excited to add McCann to our North American operations, and I want to welcome everyone at McCann to the A. Schulman team.
     This acquisition is a perfect fit with our strategy to be a leading global manufacturer in the masterbatch business, as well as a leading global niche player in engineered plastics, and a leading manufacturer in rotomolding. It complements our other North American masterbatch facilities in Akron and San Luis Potosi, Mexico.
     We are extremely selective about the acquisitions we make, and McCann meets our criteria of providing growth opportunities for our business, generating maximum return on invested capital, and creating additional shareholder value. It also provides several benefits that will allow us to serve customers better.
     For example, McCann’s facility in North Canton is a high-quality, custom color operation that was built in 1998 exclusively to manufacture color concentrates. It has the capacity, flexibility and efficiency to help us advance our growth in our targeted markets.
     The acquisition also expands our technical expertise and will further allow us to develop innovative solutions to satisfy our customers’ most precise color-matching specifications.
     As a result of the acquisition, we have made the VERY difficult decision to consolidate production from our Polybatch Color Center, at Sharon Center, Ohio, to the McCann facility in North Canton. McCann has the capacity to take on the additional production, and it would not be an efficient use of our resources to keep both operations running.

     We sincerely appreciate the hard work of everyone at Sharon on A. Schulman’s behalf.
     At A. Schulman, we’ve worked very hard over the past two years to strengthen our position to deliver steady, profitable growth. We’ll continue to look for acquisitions that will support the Company’s strategic objectives in the future.
     For further information on the combination of McCann and A. Schulman, please explore the rest of this website.
     Thank you.
A. SCHULMAN PURCHASES McCANN COLOR
Acquisition furthers A. Schulman’s strategic growth in North America masterbatch market
“A. Schulman’s acquisition of McCann is a perfect fit with our strategy to be a leading global manufacturer in the masterbatch business, and specifically, to advance the profitable growth of our North American color operations.”
— Joseph M. Gingo, Chairman, President and Chief Executive Officer of A. Schulman
March 1, 2010
Combination of Companies
On March 1, 2010, A. Schulman, Inc. announced it has purchased McCann Color for less than $10 million in cash. This transaction reflects A. Schulman’s focus on advancing profitable growth in North America.
This strategic move gives A. Schulman:
•	A high-quality, custom color operation with the flexibility and efficiency to advance growth in our targeted markets, especially in our North American color operations

•	An opportunity to create additional shareholder value through an acquisition that provides growth opportunities and generates maximum return on invested capital

•	A team of highly qualified scientists and engineers who continually develop innovative solutions that provide the most accurate color match to satisfy our customers’ specifications

•	A state-of-the-art facility built in 1998 exclusively to manufacture color concentrates
This facility will complement A. Schulman’s existing masterbatch manufacturing and product development facilities in Akron, Ohio, and San Luis Potosi, Mexico.
The two companies believe this transaction will bring significant value and opportunity to the customers of the combined business. Click here to view the press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
A number of the matters discussed in this release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding expected synergies resulting from the merger of A. Schulman and ICO, combined operating and financial data, the combined company’s plans, objectives, expectations and intentions and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness; fluctuations in the prices of sources of energy or resins and other raw materials; worldwide and regional economic, business, and political conditions, including continuing economic uncertainties in some or all major product markets; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete; effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located, including the U.S. dollar, Euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan, and Indonesian rupiah; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; ability to manage global inventory; ability to develop technology and proprietary know-how; ability to attract and retain key personnel; escalation in the cost of providing employee health care; performance of the global automotive market; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of ICO and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in A. Schulman’s and ICO’s respective reports filed with the SEC, including A. Schulman’s Annual Report on Form 10-K for the year ended August 31, 2009 and ICO’s Annual Report on Form 10-K for the year ended September 30, 2009, in each case, as such reports may have been amended. This release speaks only as of its date, and A. Schulman and ICO each disclaims any duty to update the information herein.
Additional Information and Where to Find It
In connection with the proposed transaction, A. Schulman has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-164085) containing a preliminary proxy statement/prospectus regarding the proposed merger. SHAREHOLDERS OF ICO ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to stockholders of ICO. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from A. Schulman, Inc. at its website, www.aschulman.com, or from ICO, Inc. at its website, www.icopolymers.com, or 1811 Bering Drive, Suite 200, Houston, Texas, 77057, attention: Corporate Secretary.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Participants In Solicitation
A. Schulman and ICO and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the proposed directors and executive officers of the combined company, A.Schulman’s and ICO’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.